Exhibit 99.1

13215 Bee Cave Pkwy, Suite B-300, Austin, TX 78738 Telephone: 512-538-2300 Fax: 512-538-2333 www.shpreit.com

NEWS RELEASE

SUMMIT HOTEL PROPERTIES REPORTS FIRST QUARTER 2021 RESULTS

Portfolio Demand and RevPAR Accelerate to New Highs Since Onset of Pandemic

Six-Hotel Portfolio Contribution to GIC Joint Venture Completed for $172 Million

Current Liquidity Bolstered to Nearly $450 Million

Austin, Texas, May 4, 2021 - - - Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”), today announced results for the first quarter ended March 31, 2021.

“Hotel demand, particularly leisure demand, improved significantly during the latter part of the first quarter driving March RevPAR to a new high of more than $65 since the onset of the pandemic, which exceeded February’s previous high by nearly 30%,” said Jonathan P. Stanner, the Company’s President and Chief Executive Officer. “We also completed the contribution of six hotels to our existing joint venture with GIC for $172 million subsequent to quarter end which generated net proceeds of $83 million. The transaction creates additional investment capacity and flexibility, reduces leverage, and highlights our unique and differentiated investment partnership. We are increasingly optimistic about the outlook for our business as progress on vaccine distribution, easing of travel restrictions and return-to-office plans all facilitate improved demand patterns,” commented Mr. Stanner.

First Quarter 2021 Summary

•	Net Loss: Net loss attributable to common stockholders was $35.1 million, or $0.34 per diluted share, compared with a net loss of $19.0 million, or $0.18 per diluted share, in the same period of 2020.

•	Pro Forma & Same Store RevPAR: Revenue per available room (“RevPAR”) decreased 45.4 percent to $52.41 from the same period in 2020. Average daily rate (“ADR”) decreased 33.4 percent to $104.12 compared to the same period in 2020, and occupancy decreased 18.0 percent to 50.3 percent.

•	Pro Forma Hotel EBITDA: Pro forma hotel EBITDA was $7.7 million, a decrease of 74.0 percent from the same period in 2020. Pro forma hotel EBITDA margin contracted to 13.3 percent from 27.4 percent in the same period of 2020.

•	Adjusted EBITDAre: Adjusted EBITDAre decreased 76.7 percent to $6.2 million from $26.8 million in the same period of 2020.

•	Adjusted FFO: Adjusted FFO was ($6.9) million, or ($0.07) per diluted share, compared to $13.3 million, or $0.13 per diluted share, in the same period of 2020.

•	Capital Improvements: The Company invested $3.6 million in capital improvements during the first quarter.

1 | Page

The Company’s results for the three months ended March 31, 2021 and 2020 are as follows (in thousands, except per share amounts):

	For the Three Months Ended March 31,
	2021	2020

	(unaudited)
Net loss attributable to common stockholders	$(35,074)	$(19,031)
Net loss per diluted share	$(0.34)	$(0.18)
Total revenues	$57,854	$108,385
EBITDAre (1)	$5,268	$27,104
Adjusted EBITDAre (1)	$6,224	$26,750
FFO (1)	$(9,508)	$9,798
Adjusted FFO (1)	$(6,923)	$13,269
FFO per diluted share and unit (1,2)	$(0.09)	$0.09
Adjusted FFO per diluted share and unit (1,2)	$(0.07)	$0.13

Pro Forma (3)
RevPAR	$52.41	$95.99
RevPAR Growth	-45.4%
Hotel EBITDA	$7,716	$29,725
Hotel EBITDA margin	13.3%	27.4%
Hotel EBITDA margin change	-1,409 bps

(1)	See tables later in this press release for a discussion and reconciliation of net loss to non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDAre, adjusted EBITDAre, funds from operations (“FFO”), FFO per diluted share and unit, adjusted FFO (“AFFO”), and AFFO per diluted share and unit, as well as a reconciliation of operating loss to hotel EBITDA. See “Non-GAAP Financial Measures” at the end of this release.

(2)	Amounts are based on 104,440,000 weighted average diluted common shares and units and 104,298,000 weighted average diluted common shares and units for the three months ended March 31, 2021, and 2020, respectively. The Company includes the outstanding common units of limited partnership interests (“OP Units”) in Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company in the determination of weighted average diluted common shares and units because the OP Units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

(3)	Unless stated otherwise in this release, all pro forma information includes operating and financial results for 72 hotels owned as of March 31, 2021, as if each hotel had been owned by the Company since January 1, 2020 and remained open for the entirety of the measurement period. As a result, all pro forma information includes operating and financial results for hotels acquired since January 1, 2020, which includes periods prior to the Company’s ownership. Pro forma and non-GAAP financial measures are unaudited.

2 | Page

Asset Contribution to GIC Joint Venture Completed

On May 1, 2021, the Company contributed a portfolio of six hotels containing 846 guestrooms into its existing joint venture with an affiliate of GIC, Singapore’s sovereign wealth fund, which increased the joint venture’s investment to nearly $450 million since formation in 2019. Total consideration for the portfolio was $172.0 million, or $203,000 per key, and GIC contributed $84.3 million in cash to complete the acquisition of their 49% interest.  Net proceeds from the transaction were used to repay $62.5 million of the Company’s senior debt, and $20.9 million was retained in cash that can be used for future investment opportunities increasing our acquisition allotment to $170.9 million.

Six-Hotel Portfolio Contribution Asset Listing:

•	183 guestroom - Courtyard by Marriott Pittsburgh Downtown
•	153 guestroom - Courtyard by Marriott Scottsdale North
•	121 guestroom - SpringHill Suites by Marriott Scottsdale North
•	138 guestroom - Hampton Inn & Suites Tampa/Ybor City/Downtown
•	129 guestroom - Homewood Suites by Hilton Aliso Viejo - Laguna Beach
•	122 guestroom - Homewood Suites by Hilton Tucson/St. Philip’s Plaza University

The Company’s senior debt repayment included $42.5 million on its term loan maturing in November 2022, resulting in a balance of $84.0 million and the full repayment of the balance on its $400 million revolving line of credit from $20 million to zero, resulting in approximately $440 million of total liquidity for the Company.

William (“Trey”) H. Conkling Named Executive Vice President & Chief Financial Officer

On April 28, 2021, the Company announced that William (“Trey”) H. Conkling will join the Company as Executive Vice President & Chief Financial Officer effective May 17, 2021. Most recently, Mr. Conkling served as a Managing Director in the Real Estate, Gaming & Lodging Investment Banking group for Bank of America Merrill Lynch, where he oversaw the successful execution of transaction volume in excess of $190 billion including capital markets and mergers and acquisitions. Prior to joining Bank of America Merrill Lynch, Mr. Conkling was with the investment banking unit of Bear, Stearns & Co. and previously worked in asset management for Host Hotels & Resorts.

Board Expanded with Amina Belouizdad Appointed as Independent Director

On April 13, 2021, the Company announced Ms. Amina Belouizdad will be appointed to the Company’s Board of Directors effective May 13, 2021, following the annual meeting of the Company’s stockholders. With the appointment, the Company’s Board will increase to eight members, six of whom being independent, including Ms. Belouizdad. Ms. Belouizdad will sit on the Board’s Nominating and Corporate Governance and Compensation Committees.

“We are thrilled to add Trey Conkling to our management team and Amina Belouizdad to our Board of Directors. Both are highly qualified individuals that have proven to be accomplished strategic thought leaders and bring vast experience and connectivity to our organization,” commented Mr. Stanner.

3 | Page

Capital Markets & Balance Sheet

On January 12, 2021, the Company closed on a $287.5 million 1.50% Convertible Senior Notes offering due February 2026 with an initial conversion price of $11.99 per share. Concurrent with the offering, the Company used $21.1 million of the offering proceeds to enter into capped call transactions with various counterparties that effectively increased the conversion price to $15.26 per share, which represents a 75% premium over the last reported sale price of common stock on January 7, 2021. Net proceeds from the offering were used to repay the Company’s then outstanding senior revolving credit facility balance from $160.0 million to zero and the $225 million senior term loan maturing in November 2022 down to $126.5 million.

On February 5, 2021, the Company amended the credit agreements for its $400 million revolving credit facility and three senior term loans totaling approximately $550 million to extend the covenant waiver period, increase liquidity, create investment capacity, and enhance overall flexibility.

On March 31, 2021, inclusive of its pro rata share of the Joint Venture credit facility, the Company had the following:

•	Pro rata outstanding debt of $1.1 billion with a weighted average interest rate of 3.33 percent.

•	After giving effect to interest rate derivative agreements, $832.4 million, or 77 percent, of our pro rata outstanding debt had fixed interest rates, and $252.3 million, or 23 percent, had variable interest rates.

•	Pro rata unrestricted cash and cash equivalents of $26.1 million.

•	Revolving credit facility availability of $320.0 million, plus an additional $50.0 million available to borrow subject to certain requirements.

On April 29, 2021, the joint venture, in which the Company is a 51 percent owner and general partner, completed an amendment of its existing $200 million credit facility that provides for a temporary waiver of financial covenants through the fourth quarter of 2021, and modifies certain financial covenant measures through the second quarter of 2023. The amendment provides for additional credit availability for capital expenditures and other general joint venture purposes, permits equity-funded acquisitions up to $150 million, and contains customary restrictions and limitations related to distributions and dispositions.

On May 1, 2021, inclusive of the recent transaction activity and its pro rata share of the Joint Venture credit facility, the Company had the following:

•	Pro rata outstanding debt of $1.0 billion with a weighted average interest rate of 3.36 percent.

•	After giving effect to interest rate derivative agreements, $816.0 million, or 80 percent, of our pro rata outstanding debt had fixed interest rates, and $206.3 million, or 20 percent, had variable interest rates.

•	Pro rata unrestricted cash and cash equivalents of $48.0 million.

•	Revolving credit facility availability of $340.0 million, plus an additional $50.0 million available to borrow subject to certain requirements.

The Company’s balance sheet continues to be well positioned with no debt maturities until November 2022.

4 | Page

Dividends

On April 30, 2021, the Company declared a quarterly cash preferred dividend of $0.403125 per share on its 6.45% Series D Cumulative Redeemable Preferred Stock and $0.390625 per share on its 6.25% Series E Cumulative Redeemable Preferred Stock. The preferred dividends are payable on May 28, 2021, to holders of record as of May 17, 2021.

First Quarter 2021 Earnings Conference Call

The Company will conduct its quarterly conference call on Wednesday, May 5, 2021, at 9:00 AM ET. To participate in the conference call, dial 877-930-8101 approximately ten minutes before the call begins (8:50 AM ET). The conference identification code for the call is 3758235. Additionally, a live webcast of the quarterly conference call will be available through the Company’s website, www.shpreit.com. A replay of the quarterly conference call webcast will be available until 12:00 PM ET Wednesday, May 12, 2021, by dialing 855-859-2056, conference identification code 3758235. A replay will also be available in the Investor Relations section of the Company’s website until July 31, 2021.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly traded real estate investment trust focused on owning premium-branded hotels with efficient operating models primarily in the Upscale segment of the lodging industry. As of May 4, 2021, the Company’s portfolio consisted of 72 hotels, 61 of which are wholly owned, with a total of 11,288 guestrooms located in 23 states.

For additional information, please visit the Company’s website, www.shpreit.com, and follow on Twitter at @SummitHotel_INN.

Contact:

Adam Wudel

SVP – Finance & Capital Markets

Summit Hotel Properties, Inc.

(512) 538-2325

5 | Page

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections, or other forward-looking information. Examples of forward-looking statements include the following: the Company’s ability to realize growth from the deployment of renovation capital; projections of the Company’s revenues and expenses, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions, financings, redemptions or services; forecasts of the Company’s future financial performance and potential increases in average daily rate, occupancy, RevPAR, room supply and demand, EBITDAre, Adjusted EBITDAre, FFO and AFFO; the Company’s outlook with respect to pro forma RevPAR, pro forma RevPAR growth, RevPAR, RevPAR growth, AFFO, AFFO per diluted share and unit and renovation capital deployed; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

6 | Page

Summit Hotel Properties, Inc.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	March 31, 2021	December 31, 2020
	Unaudited
ASSETS
Investment in hotel properties, net	$2,084,284	$2,105,946
Undeveloped land	1,500	1,500
Assets held for sale, net	425	425
Cash and cash equivalents	27,356	20,719
Restricted cash	20,032	18,177
Investment in real estate loans, net	23,168	23,689
Right-of-use assets, net	28,032	28,420
Trade receivables, net	14,715	11,775
Prepaid expenses and other	9,142	9,763
Deferred charges, net	4,311	4,429
Other assets	8,140	8,176
Total assets	$2,221,105	$2,233,019
LIABILITIES AND EQUITY
Liabilities:
Debt, net of debt issuance costs	$1,140,214	$1,094,745
Lease liabilities, net	18,123	18,438
Accounts payable	3,268	2,674
Accrued expenses and other	58,890	65,099
Total liabilities	1,220,495	1,180,956

Total stockholders' equity	938,783	988,742
Non-controlling interests in operating partnership	1,069	1,111
Non-controlling interests in joint venture	60,758	62,210
Total equity	1,000,610	1,052,063
Total liabilities and equity	$2,221,105	$2,233,019

7 | Page

Summit Hotel Properties, Inc.

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share amounts)

	For the Three Months Ended March 31,
	2021	2020
Revenues:
Room	$53,245	$98,603
Food and beverage	1,003	4,884
Other	3,606	4,898
Total revenues	57,854	108,385
Expenses:
Room	12,550	24,573
Food and beverage	556	4,037
Other hotel operating expenses	24,574	35,283
Property taxes, insurance and other	10,904	11,698
Management fees	1,555	3,072
Depreciation and amortization	27,297	27,079
Corporate general and administrative	5,678	4,668
Provision for credit losses	-	2,530
Loss on impairment and write-off of assets	-	782
Total expenses	83,114	113,722
Gain (loss) on disposal of assets, net	50	(3)
Operating loss	(25,210)	(5,340)
Other income (expense):
Interest expense	(10,788)	(11,012)
Other income, net	3,232	2,106
Total other expense, net	(7,556)	(8,906)
Loss from continuing operations before income taxes	(32,766)	(14,246)
Income tax expense	(105)	(1,968)
Net loss	(32,871)	(16,214)
Less: Loss attributable to non-controlling interests:
Operating Partnership	54	37
Joint venture	1,452	855
Net loss attributable to Summit Hotel Properties, Inc.	(31,365)	(15,322)
Preferred dividends	(3,709)	(3,709)
Net loss attributable to common stockholders	$(35,074)	$(19,031)
Loss per share:
Basic and diluted	$(0.34)	$(0.18)
Weighted average common shares outstanding:
Basic and diluted	104,278	103,995

8 | Page

Summit Hotel Properties, Inc.
Reconciliation of Net Loss to Non-GAAP Measures – Funds From Operations

(Unaudited)

(Amounts in thousands, except per share and unit amounts)

	For the Three Months Ended March 31,
	2021	2020
Net loss	$(32,871)	$(16,214)
Preferred dividends	(3,709)	(3,709)
Loss from non-controlling interest in consolidated joint venture	1,452	855
Net loss applicable to common shares and common units	$(35,128)	$(19,068)
Real estate-related depreciation (1)	27,180	26,964
Loss on impairment and write-off of assets	-	782
(Gain) loss on disposal of assets, net	(50)	3
Provision for credit losses	-	2,530
Adjustments related to non-controlling interest in consolidated joint venture	(1,510)	(1,413)
FFO applicable to common shares and common units	$(9,508)	$9,798
Amortization of lease-related intangible assets, net	22	22
Amortization of deferred financing costs	1,011	457
Amortization of franchise fees (1)	117	115
Equity-based compensation	1,569	1,475
Debt transaction costs	116	1
Non-cash interest income	(257)	(791)
Non-cash lease expense, net	120	109
Casualty (recoveries) losses, net	(35)	89
Increase in deferred tax asset valuation allowance	-	2,058
Adjustments related to non-controlling interest in consolidated joint venture	(78)	(64)
AFFO applicable to common shares and common units	$(6,923)	$13,269
Weighted average diluted common shares / common units (2)	104,440	104,298
FFO per common share / common unit	$(0.09)	$0.09
AFFO per common share / common unit	$(0.07)	$0.13

(1)	The total of these line items represents depreciation and amortization as reported on the Company’s Condensed Consolidated Statements of Operations for the periods presented.

(2)	Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

(3)	The Company includes the outstanding OP units issued by Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

9 | Page

Summit Hotel Properties, Inc.

Reconciliation of Net Loss to Non-GAAP Measures – EBITDAre

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended March 31,
	2021	2020
Net loss	$(32,871)	$(16,214)
Depreciation and amortization	27,297	27,079
Interest expense	10,788	11,012
Interest income	(1)	(56)
Income tax expense	105	1,968
EBITDA	$5,318	$23,789
Loss on impairment and write-off of assets	-	782
Provision for credit losses	-	2,530
(Gain) loss on disposal of assets, net	(50)	3
EBITDAre	$5,268	$27,104
Amortization of lease-related intangible assets, net	22	22
Equity-based compensation	1,569	1,475
Debt transaction costs	116	1
Non-cash interest income (1)	(257)	(791)
Non-cash lease expense, net	120	109
Casualty (recoveries) losses, net	(35)	89
Loss from non-controlling interest in consolidated joint venture	1,452	855
Adjustments related to non-controlling interest in consolidated joint venture	(2,031)	(2,114)
Adjusted EBITDAre	$6,224	$26,750

(1)	Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

10 | Page

Summit Hotel Properties, Inc.

Pro Forma Hotel Operating Data

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended March 31,
Pro Forma Operating Data (1) (2)	2021	2020
Pro forma room revenue	$53,245	$98,603
Pro forma other hotel operations revenue	4,609	9,782
Pro forma total revenues	57,854	108,385
Pro forma total hotel operating expenses	50,138	78,660
Pro forma hotel EBITDA	$7,716	$29,725
Pro forma hotel EBITDA Margin	13.3%	27.4%

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$57,854	$108,385
Total revenues - acquisitions (1)	-	-
Total revenues - dispositions (2)	-	-
Pro forma total revenues	$57,854	$108,385

Hotel Operating Expenses:
Total hotel operating expenses	$50,139	$78,663
Hotel operating expenses - acquisitions (1)	-	-
Hotel operating expenses - dispositions (2)	(1)	(3)
Pro forma hotel operating expenses	$50,138	$78,660

Hotel EBITDA:
Operating loss	(25,210)	(5,340)
(Gain) loss on disposal of assets, net	(50)	3
Loss on impairment and write-off of assets	-	782
Provision for credit losses	-	2,530
Corporate general and administrative	5,678	4,668
Depreciation and amortization	27,297	27,079
Hotel EBITDA	7,715	29,722
Hotel EBITDA - acquisitions (1)	-	-
Hotel EBITDA - dispositions (2)	1	3
Pro forma hotel EBITDA	$7,716	$29,725

(1)	Unaudited pro forma information includes operating results for 72 hotels owned as of March 31, 2021, as if all such hotels had been owned by the Company since January 1, 2020. For hotels acquired by the Company after January 1, 2020 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from January 1, 2020, to the date the Acquired Hotels were purchased by the Company (the “Pre-acquisition Period”). The financial results for the Pre-acquisition Period were provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

(2)	For hotels sold by the Company between January 1, 2020 and March 31, 2021 (the “Disposed Hotels”), the unaudited pro forma information excludes the financial results of each of the Disposed Hotels for the period of ownership by the Company from January 1, 2020 through the date that the Disposed Hotels were sold by the Company.

11 | Page

Summit Hotel Properties, Inc.

Pro Forma Hotel Operating Data

(Unaudited)

(Dollars in thousands, except operating statistics)

	2020			2021	Twelve Months Ended
Pro Forma Operating Data (1) (2)	Q2	Q3	Q4	Q1	March 31, 2021
Pro forma room revenue	$23,828	$48,636	$44,439	$53,245	$170,148
Pro forma other hotel operations revenue	1,607	3,777	3,791	4,609	13,784
Pro forma total revenues	25,435	52,413	48,230	57,854	183,932
Pro forma total hotel operating expenses	35,444	46,750	45,817	50,138	178,149
Pro forma hotel EBITDA	$(10,009)	$5,663	$2,413	$7,716	$5,783
Pro forma hotel EBITDA Margin	-39.4%	10.8%	5.0%	13.3%	3.1%

Pro Forma Statistics (1) (2)
Rooms sold	249,310	467,734	443,166	511,365	1,671,575
Rooms available	1,027,208	1,038,496	1,038,496	1,015,920	4,120,120
Occupancy	24.3%	45.0%	42.7%	50.3%	40.6%
ADR	$95.57	$103.98	$100.27	$104.12	$101.79
RevPAR	$23.20	$46.83	$42.79	$52.41	$41.30

Actual Statistics
Rooms sold	249,310	467,734	443,166	511,365	1,671,575
Rooms available	1,027,208	1,038,496	1,038,496	1,015,920	4,120,120
Occupancy	24.3%	45.0%	42.7%	50.3%	40.6%
ADR	$95.57	$103.98	$100.27	$104.12	$101.79
RevPAR	$23.20	$46.83	$42.79	$52.41	$41.30

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$25,436	$52,412	$48,230	$57,854	$183,932
Total revenues from acquisitions (1)	-	-	-	-	-
Total revenues from dispositions (2)	(1)	1	-	-	-
Pro forma total revenues	25,435	52,413	48,230	57,854	183,932

Hotel Operating Expenses:
Total hotel operating expenses	35,446	46,749	45,815	50,139	178,149
Total hotel operating expenses from acquisitions (1)	-	-	-	-	-
Total hotel operating expenses from dispositions (2)	(2)	1	2	(1)	-
Pro forma total hotel operating expenses	35,444	46,750	45,817	50,138	178,149

Hotel EBITDA:
Operating loss	(42,922)	(26,281)	(34,867)	(25,210)	(129,280)
(Gain) loss on disposal of assets, net	32	(211)	192	(50)	(37)
Loss on impairment and write-off of assets	-	-	977	-	977
Provision for credit losses	-	-	2,291	-	2,291
Corporate general and administrative	5,315	4,652	6,350	5,678	21,995
Depreciation and amortization	27,565	27,503	27,472	27,297	109,837
Hotel EBITDA	(10,010)	5,663	2,415	7,715	5,783
Hotel EBITDA from acquisitions (1)	-	-	-	-	-
Hotel EBITDA from dispositions (2)	1	-	(2)	1	-
Pro forma hotel EBITDA	$(10,009)	$5,663	$2,413	$7,716	$5,783

(1)	Unaudited pro forma information includes operating results for 72 hotels owned as of March 31, 2021 as if all such hotels had been owned by the Company since April 1, 2020. For hotels acquired by the Company after April 1, 2020 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from April 1, 2020 to the date the Acquired Hotels were purchased by the Company (the “Pre-acquisition Period”). The financial results for the Pre-acquisition Period were provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

(2)	For hotels sold by the Company between April 1, 2020 and March 31, 2021 (the “Disposed Hotels”), the pro forma information excludes the financial results of each of the Disposed Hotels for the period of ownership by the Company from April 1, 2020 through the date that the Disposed Hotels were sold by the Company.

12 | Page

Non-GAAP Financial Measures

We disclose certain “non-GAAP financial measures,” which are measures of our historical financial performance. Non-GAAP financial measures are financial measures not prescribed by Generally Accepted Accounting Principles ("GAAP"). These measures are as follows: (i) Funds From Operations (“FFO”) and Adjusted Funds from Operations ("AFFO"), (ii) Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre"), Adjusted EBITDAre, and hotel EBITDA (as described below). We caution investors that amounts presented in accordance with our definitions of non-GAAP financial measures may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP financial measures in the same manner. Our non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Our non-GAAP financial measures may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, debt service obligations and other commitments and uncertainties. Although we believe that our non-GAAP financial measures can enhance the understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily better indicators of any trend as compared to a comparable measure prescribed by GAAP such as net income (loss).

Funds From Operations (“FFO”) and Adjusted FFO (“AFFO”)

As defined by Nareit, FFO represents net income or loss (computed in accordance with GAAP), excluding preferred dividends, gains (or losses) from sales of real property, impairment losses on real estate assets, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization related to real estate assets, and adjustments for unconsolidated partnerships, and joint ventures. AFFO represents FFO excluding amortization of deferred financing costs, franchise fees, equity-based compensation expense, debt transaction costs, premiums on redemption of preferred shares, losses from net casualties, non-cash lease expense, non-cash interest income and non-cash income tax related adjustments to our deferred tax assets. Unless otherwise indicated, we present FFO and AFFO applicable to our common shares and common units. We present FFO and AFFO because we consider FFO and AFFO an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and AFFO exclude depreciation and amortization related to real estate assets, gains and losses from real property dispositions and impairment losses on real estate assets, FFO and AFFO provide performance measures that, when compared year over year, reflect the effect to operations from trends in occupancy, guestroom rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our computation of FFO differs slightly from the computation of Nareit-defined FFO related to the reporting of corporate depreciation and amortization expense. Our computation of FFO may also differ from the methodology for calculating FFO used by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.  Where indicated in this release, FFO is based on our computation of FFO and not the computation of Nareit-defined FFO unless otherwise noted.

13 | Page

EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA

EBITDA

EBITDA represents net income or loss, excluding: (i) interest, (ii) income tax expense and (iii) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results. Our management team also uses EBITDA as one measure in determining the value of acquisitions and dispositions.

EBITDAre and Adjusted EBITDAre

EBITDAre is based on EBITDA and is expected to provide additional relevant information about REITs as real estate companies in support of growing interest among generalist investors. EBITDAre is intended to be a supplemental non-GAAP performance measure that is independent of a company’s capital structure and will provide a uniform basis to measure the enterprise value of a company compared to other REITs.

EBITDAre, as defined by Nareit, is calculated as EBITDA, excluding: (i) loss and gains on disposition of property and (ii) asset impairments, if any. We believe EBITDAre is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional non-recurring or certain non-cash items described below provides useful supplemental information to investors regarding our ongoing operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

14 | Page

Hotel EBITDA

With respect to hotel EBITDA, we believe that excluding the effect of corporate-level expenses and non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

We caution investors that amounts presented in accordance with our definitions of EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above, we include a quantitative reconciliation of EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss) and operating income (loss).

15 | Page